SCHEDULE  14A  INFORMATION
                   Proxy  Statement  Pursuant  to  Section  14(a)
                    of  the  Securities  Exchange  Act  of  1934
                              (Amendment  No.   )


Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[X]  Preliminary  Proxy  Statement
[  ]  Confidential,  for  Use  of  the  Commission  Only  (as  permitted by  Rule  14a-6(e)(2))
[  ]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to  Section  Section  240.14a-12

                              SEMCO  Energy,  Inc.
               (Name  of  Registrant  as  Specified  In  Its  Charter)

_____________________________________________________________________________
    (Name  of  Person(s)  Filing  Proxy  Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[  ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title  of  each  class  of  securities  to  which  transaction applies:
        ______________________________________________________________________
     2)  Aggregate  number  of  securities  to  which  transaction  applies:
        ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ______________________________________________________________________
     4)  Proposed  maximum  aggregate  value  of  transaction:
        ______________________________________________________________________
     5)  Total  fee  paid:
        ______________________________________________________________________
[  ]  Fee  paid  previously  with  preliminary  materials.
[  ]  Check  box  if  any  part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount  Previously  Paid:
        ______________________________________________________________________
     2)  Form,  Schedule  or  Registration  Statement  No.:
        ______________________________________________________________________
     3)  Filing  Party:
        ______________________________________________________________________
     4)  Date  Filed:
        ______________________________________________________________________

PRELIMINARY COPY

                               [LOGO]
                            SEMCOENERGY


                                   March  1,  2000




                 NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 2000



To  the  Common  Shareholders  of  SEMCO  ENERGY,  INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SEMCO Energy, Inc. (the Company) will be held at the Haworth Conference & Learning Center, 225 College Avenue, Holland, Michigan (see map on back), on Tuesday, April 18, 2000 at 2:00 p.m. (EDT), for the following purposes:

          I.     To  elect  four  members  to  the  Board  of  Directors.

          II. To approve an increase in the number of authorized Preferred Shares from 500,000 to 4,500,000 and to amend the Articles of Incorporation.

          III. To transact any other business which properly comes before the meeting.

     Only Common Shareholders of record on February 22, 2000 may vote at the meeting.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                   By  order  of  the  Board  of  Directors


                                   Sherry  L.  Abbott,  Secretary


405 Water Street  P.O. Box 5026  Port Huron, Michigan 48061-5026  (810) 987-2200

                                TABLE OF CONTENTS




Notice  of  Annual  Meeting  of  Stockholders                                1

Proxy  Statement                                                             3

Stock  Outstanding  and  Voting  Rights                                      3

Election  of  Directors                                                      5

Increase  in  Number  of  Authorized  Preferred Shares and Change in Articles of
Incorporation                                                                5

Information  About  Directors                                                6

Committees  of  the  Board  of  Directors  and  Meeting  Attendance          8

Certain  Business  Relationships  of  Directors                              8

Compensation  of  Directors  and  Executive  Officers                        9
     Summary  compensation  table                                            9
     Option  grants  in  1999                                               10
     Options  outstanding  at  December  31,  1999                          10
     Employment  and  related  agreements                                   10
     Pension  plan                                                          11
     Supplemental  pension                                                  11
     Director  compensation                                                 12

Compensation  Committee  Interlocks  and  Insider  Participation            12

Compensation  Committee  Report  on  Executive  Compensation                13

Performance  Graph                                                          14

Independent  Public  Accountants                                            14

Shareholder  Proposals                                                      14

Other  Business                                                             14

Meeting  Location  Map                                                      16

                                     [LOGO]
                                   SEMCOENERGY
                     405 Water Street, Port Huron, MI  48060





                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of SEMCO Energy, Inc. (the Company) for use at the Annual Meeting of Shareholders on Tuesday, April 18, 2000, at 2:00 p.m., to be held at the Haworth Conference & Learning Center, 225 College Avenue, Holland, Michigan, and any adjournments. These proxy materials are being mailed to shareholders approximately March 1, 2000.

     A Shareholder giving the enclosed proxy may revoke it any time before it is voted by executing a subsequent proxy, by notice to the Company, or by voting in person at the meeting.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding proxy material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or otherwise by employees. The Company may also retain outside organizations to assist in soliciting proxies.

     A  copy  of  the  Company's  1999  Annual  Report  is  enclosed.


                       STOCK OUTSTANDING AND VOTING RIGHTS

     Only Common Shareholders of record on February 22, 2000 (the record date) may vote at the meeting.

     The Company had approximately 17,900,000 shares of Common Stock (Common Shares) outstanding on the record date. A majority of the Common Shares constitutes a quorum.

     To the Company's knowledge, only the following person owns beneficially more than 5% of the Common Shares as of the record date.


                       NAME  AND  ADDRESS                                  NUMBER OF SHARES    PERCENT
   TITLE OF CLASS      OF BENEFICIAL OWNER                                 BENEFICALLY OWNED   OF CLASS
------------------     -------------------                                 -----------------   --------
Common Stock,          Jimmy C. Foster                                         905,202            5.05%
$1 Par Value           3838 N. Sam Houston Parkway E., Ste. 280
                       Houston, TX  77032

     The following table reflects ownership, as of February 22, 2000, by nominees, directors and executive officers. [The table currently reflects ownership as of 2/11/00]

                                        (A)                 (B)
                                                         Exercisable         Columns
                                      Common               Stock             A and B
  Name                               Shares<1>           Options<2>         Combined
  ----                               ----------          -----------        --------
John M. Albertine <3>                      0                     0                  0
Daniel  A.  Burkhardt                 12,077 <4>             1,734             13,811 <4>
Rudolfo D. Cifolelli                   3,325                 2,723              6,048
Sebastian Coppola                      3,582                 3,500              7,082
Edward  J.  Curtis                    12,055 <4>             1,734             13,789 <4>
John T. Ferris                        72,281                 1,734             74,015
Michael O. Frazer                      6,576                 1,734              8,310
Barrett Hatches <5>                    1,484                 7,224              8,708
Marcus  Jackson                          232 <4>               334                566 <4>
William L. Johnson                    16,805                87,779            104,584
Harvey  I.  Klein                     16,499 <4>             1,734             18,233 <4>
Frederick  S.  Moore                   9,516 <4>             1,734             11,250 <4>
Carl W. Porter                         6,558                12,118             18,676
Edith A. Stotler                       2,624                 1,734              4,358
Donald  W.  Thomason                  13,848 <4>             1,734             15,582 <4>
Common  Shares  of all nominees,
  directors and executive officers
  as a group (20 persons including
  those named above)                 188,436 <6>           133,001            321,437

<1>     Each  person  has  sole  power to vote and sell the Common Shares shown, except those Shares held jointly with spouses or directly by spouses, minor children, or certain other relatives, and except as described in (4) below.

<2>     This  column  includes  Common  Shares which may be acquired pursuant to stock  options  within  60  days.

<3>     Mr.  Albertine  joined  the  Board  as  of  January  1,  2000.

<4>     Includes  Common  Shares held in a Directors' Deferred Compensation Plan
Account  as  follows:

                                               DIRECTORS  DEFERRED
               NAME                           COMPENSATION  SHARES
               ----                           --------------------
          Daniel  A.  Burkhardt                        4,035
          Edward  J.  Curtis                           8,451
          Marcus  Jackson                                232
          Harvey  I.  Klein                           14,319
          Frederick  S.  Moore                         9,493
          Donald  W.  Thomason                         2,591

     The stock in this Account may not be voted by the individual directors, but may be voted by the full Board (see "Director Compensation" below for further information concerning the Directors Deferred Compensation Account).

<5>     Mr.  Hatches  relocated  to  Alaska  effective January 3, 2000 to become
President of the Company's ENSTAR Natural Gas Company division and is therefore no longer an executive officer of the Company.

<6>     The  directors,  nominees and executive officers as a group beneficially owned 1.05% of the Company's outstanding Common Shares. Directors, nominees and executive officers each individually hold less than one percent of outstanding Common Shares.

                              ELECTION OF DIRECTORS

     Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of Common Shares owned multiplied by the number of directors to be elected. Votes may be cast for a single nominee or distributed among nominees.

     The Articles of Incorporation provide for three classes of directors. The term of office of each class is three years and the term of one class expires each year. The Bylaws provide for a Board with eleven members. Approximately one-third of the Board will be elected at each Annual Meeting of Shareholders. A vacancy can be filled by a vote of the shareholders or by the Board.

     Four directors are to be elected at this Annual Meeting. Each of the four persons receiving the highest number of votes will be elected. Proxies are being solicited to vote for the election of the following four persons:

                                 John T. Ferris
                                Michael O. Frazer
                               Frederick S. Moore
                                Edith A. Stotler

     The Board does not expect that any nominee will become unavailable. Should that occur, however, proxies will be voted for another person selected by the Board.

     The persons named in the enclosed proxy reserve the right to vote proxies cumulatively, but do not intend to do so unless other persons are nominated at the meeting. As shown on the proxy, shareholders may direct that their shares be voted for less than all four of the above-named nominees.


                INCREASE IN NUMBER OF AUTHORIZED PREFERRED SHARES
                     AND CHANGE IN ARTICLES OF INCORPORATION

     The  Company  proposes  to amend its Articles of Incorporation in order to:

(1) increase the number of authorized shares of Preferred Stock ("Preferred Shares") from the existing 500,000 authorized shares to 4,500,000 authorized shares; and

(2) allow the Board of Directors to determine the relative rights and preferences of each series of Preferred Shares.

     The Company has embarked on a new strategic plan to more aggressively grow its businesses through acquisitions. In recognition of this strategic plan, in 1999 Shareholders approved an increase in the number of authorized Common Shares to 40,000,000. The Company believes that increasing the number of authorized Preferred Shares will facilitate growing its business - especially through acquisitions. For example, to finance an acquisition, the Company may deem it appropriate to issue Preferred Shares possibly in conjunction with Common Shares and/or debt.

     In light of these circumstances, the Board of Directors believes it would be in the best interest of the Company to increase the authorized number of Preferred Shares, thereby assuring that an ample number of authorized shares will be available for issuance in order to facilitate its strategic goals. The
                                                                             ---
Company  currently  has no definitive plans to issue Preferred Shares, but would
--------------------------------------------------------------------------------
issue  such  shares  in  the  future if it is financially advantageous to do so.
-------------------------------------------------------------------------------

     Currently, there are 500,000 Preferred Shares authorized, but none outstanding. The Articles of Incorporation presently provide the Board of Directors with discretion to determine the relative rights and preferences of each series of Preferred Shares, except for certain items. These items limit:

(1) the timing of the payment of dividends (the Board currently has discretion to establish the amount of dividends);

(2) the Company's ability to repurchase Common Shares in certain circumstances;

(3) the Company's ability to repurchase or redeem some Preferred Shares without repurchasing or redeeming all of them;

(4) the Company's ability to give preference on liquidation to any one series of Preferred Shares over another series of Preferred Shares;

(5)     the  voting  rights  of  Preferred  Shares.

     As a result of the proposed Amendment, these restrictions on Board discretion will be removed to provide additional financial flexibility and advantages to the Company. The authorized Preferred Shares would be issuable at the Board's discretion, normally without further stockholder action, for any proper corporate purposes.

     The Company's Board of Directors and management have no definitive plans for the issuance of any of the presently authorized and unissued Preferred Shares or of the additional shares to be authorized. Rather, it is the intention of the Board of Directors and management to hold such authorized and unissued Preferred Shares in reserve for such corporate needs as may develop. Thus, it is not possible to describe the specific terms of any series of Preferred Shares at this time. If Common Shareholders approve the proposal, the Board of Directors may determine all the terms of any series of Preferred Shares including dividend rates, voting rights, prices for redemption by the Company, conversion prices or rates, and similar matters.

     No Shareholder of the Company has any preemptive rights to subscribe for or to purchase any of the authorized and unissued Preferred Shares including the additional shares to be authorized.

     The financial statements of the Company as well as management's discussion and analysis of financial condition and results of operations, included in the 1999 Annual Report to Shareholders, are incorporated by reference herein.

     The affirmative vote of the holders of at least a majority of Common Shares of the Company outstanding as of the Record Date (February 22, 2000), is required to adopt the amendment.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE COMMON SHAREHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES AND AMEND THE ARTICLES OF INCORPORATION.


                           INFORMATION ABOUT DIRECTORS

           NAME,  POSITION*  AND                                    DIRECTOR
           BUSINESS  EXPERIENCE  DURING  PAST  FIVE  YEARS        AGE     SINCE
           -----------------------------------------------        ---     -----

NOMINEES  (TERMS  EXPIRING  2003)
---------------------------------

JOHN  T.  FERRIS                                                    49     1994
Senior  Partner  in  law  firm  of  Ferris  &  Schwedler,  P.C.
in Bad Axe, Michigan.

MICHAEL  O.  FRAZER                                                 61     1986
Attorney  practicing  in  Battle  Creek,  Michigan.

FREDERICK  S.  MOORE                                                61     1995
Chairman and President of DSLT Inc., a holding company with subsidiaries engaging in the real estate development business;
since 1999, Chairman of Mardale Specialty Foods, LLC, a producer of jams, jellies and condiments in individual packages; until November 1998, Chairman of Diamond Crystal
Specialty Foods, Inc. (Diamond Crystal), which was a subsidiary of DSLT Inc. until Diamond Crystal's sale in November 1998.

EDITH  A.  STOTLER                                                  53     1987
Partner,  Stotler  Grain  Company;  President,  S&I Grain Company
(formerly Homer Grain  Company).

           NAME,  POSITION*  AND                                    DIRECTOR
           BUSINESS  EXPERIENCE  DURING  PAST  FIVE  YEARS        AGE     SINCE
           -----------------------------------------------        ---     -----

OTHER  DIRECTORS  (TERMS  EXPIRING  2001)
-----------------------------------------
JOHN  M.  ALBERTINE                                                 55     2000
Since  1990, Chairman and Chief Executive Officer of Albertine
Enterprises, Inc., an economic forecasting, public policy, and full-service mergers and acquisitions firm based in Washington, D.C. Chief Executive Officer of Jam Shoe
Concepts, Inc. Jam Shoe Concepts, Inc. owns 100% of the assets of The Shoebilee Corporation, a retail family shoe chain with over 50 stores in the midwest. Albertine is also the largest individual shareholder in Jam Shoe Concepts, Inc.
Director of:  American Precision Industries,  Inc.  and
Intermagnetics  General  Corporation.

WILLIAM  L.  JOHNSON                                                57     1996
Chairman  of  the  Board  of Directors since December 1997,
Chief Executive Officer  since May  1996,  and  President from
May 1996 to September 1999; Chief Executive Officer, Northern
Pipeline Construction Company, Kansas City, Missouri, from 1994 to May 1996.

DONALD  W.  THOMASON                                                56     1995
Lead  Director of the Company since November 1998; Retired in
1999 from the Kellogg Company as Executive Vice President
Services/Technology; Director of Triple S  Plastics,  Inc.

OTHER  DIRECTORS  (TERMS  EXPIRING  2002)
-----------------------------------------

DANIEL  A.  BURKHARDT                                               52     1993
Associated with Edward Jones, a securities brokerage firm, since 1978; Principal in Investment Banking Department of Jones;
Member of Jones' Investment Policy Committee;  Director  of
St.  Joseph  Light  &  Power  Co.

EDWARD  J.  CURTIS                                                  57     1995
President of E.J. Curtis Associates, Inc., a professional management consulting firm.

MARCUS  JACKSON                                                     48     1999
Executive Vice President and Chief Financial Officer of Kansas
City Power & Light Company  since  January 1999.  Prior to
January 1999, he held the following positions at  Kansas  City
Power & Light Company:  Executive Vice President and Chief
Operating Officer  from November 1996 to January 1999,
Senior Vice President of Power Supply from  July  1994  to
November 1996, and Vice President of Power Production from May 1989 to July 1994. Also, since October 1995, Chairman of the Board of KLT Power, Inc., a second-tier subsidiary of Kansas City Power & Light Company, and from August 1993 to
October  1995,  KLT  Power,  Inc.  President.

HARVEY  I.  KLEIN                                                   60     1993
President of Global Strategies Group L.C., a private consulting firm, since 1995. Retired from Ford Motor Company in
January 1995. Held positions of increasing responsibility with the last position being Manager of Advanced
Vehicle/Safety and  Fuel  Economy  Planning.

_________________
* Other than Mr. Johnson, each director's and nominee's principal employment is and has been with a company not affiliated with SEMCO.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

     Participation  in  Committees  of  the  Board  of  Directors is as follows:

                                                                              NOMINATING AND
      NAME                          AUDIT     COMPENSATION     FINANCE     CORPORATE GOVERNANCE
JOHN  M.  ALBERTINE
DANIEL A. BURKHARDT                                               x                x
EDWARD J. CURTIS                     xx
JOHN T. FERRIS                                     xx                              x
MICHAEL O. FRAZER                     x                                            x
MARCUS JACKSON                        x
WILLIAM  L.  JOHNSON
HARVEY I. KLEIN                                     x                             xx
FREDERICK S. MOORE                    x                           x
EDITH A. STOTLER                                    x            xx
DONALD W. THOMASON                                  x             x

     x     MEMBER.
    xx     CHAIR.

     The Board held 12 meetings during 1999. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served in 1999.

     The Audit Committee reviews the independent public accountants' reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, annual financial statements, accounting, financial and internal controls of the Company, information systems, risk management and compliance with codes of conduct. The Audit Committee also recommends the choice of independent public accountants to the full Board. Four Audit Committee meetings were held in 1999.

     The Compensation Committee held 4 meetings in 1999. The Compensation Committee reviews the Company's general compensation strategy and recommends compensation of executive officers and directors to the full Board. The Compensation Committee monitors the CEO's officer succession plan and recommends the election of officers to the full Board.

     The Finance Committee serves as liaison between management and the Board on important financial transactions and financial policy matters. The Committee reviews and approves the capital budget, financing plan, and significant securities offerings, prior to Board review. The Finance Committee has approval power for certain categories of acquisitions and capital projects that are consistent with the Board approved Strategic Plan. The Finance Committee held 8 meetings in 1999.

     The Nominating and Corporate Governance Committee held 4 meetings in 1999. The Nominating and Corporate Governance Committee recommends directors to serve on Board committees, candidates for Board membership, personal qualifications criteria for Board membership, general criteria regarding committee composition, and changes to Board and Company policies. Recommendations by shareholders of candidates for Board membership will be considered and should be sent to the Nominating and Corporate Governance Committee, c/o Ms. Sherry L. Abbott, Corporate Secretary, 405 Water Street, Port Huron, Michigan 48060.


                   CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS

     In November 1999 the Company filed a shelf registration for the registration of various securities in the aggregate amount of $500,000,000. Edward D. Jones & Co., L.P. ("Jones") may act as an underwriter for the offering and sale of a portion of the securities to be sold pursuant to such shelf registration. Mr. Burkhardt is a Principal of Jones' Investment Banking Department and a member of Jones' Investment Policy Committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY  COMPENSATION  TABLE

     The following executive officers had salary and bonus exceeding $100,000 in 1999.

                                                                       OTHER ANNUAL        COMMON SHARE       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY<1>      BONUS<2>      COMPENSATION<3>        OPTIONS<4>      COMPENSATION
---------------------------     ----     ----------     ---------     ----------------     -------------     ------------
WILLIAM L. JOHNSON              1999      $317,154      $  1,849         $   792              20,000         $ 6,400 <5>
Chairman and CEO                1998      $295,931      $ 51,672         $   717              25,000         $ 2,248 <6>
                                1997      $233,077      $175,500         $ 3,643              50,000         $ 6,843 <7>

SEBASTIAN COPPOLA <8>           1999      $186,346      $ 50,801 <9>     $30,343              10,500         $ 6,400 <5>
Senior Vice President and CFO

CARL W. PORTER                  1999      $181,879      $    811         $   348               7,000         $ 6,400 <5>
President and COO               1998      $171,008      $ 22,499         $   317               6,979         $ 5,843 <10>
                                1997      $170,354      $ 81,726         $     0               7,000         $ 8,851 <11>

RUDOLFO D. CIFOLELLI <12>       1999      $138,023      $  1,175         $    504              1,167         $ 4,455 <5>
Senior Vice President and CIO   1998      $ 15,577      $ 32,700 <13>    $      0              7,000         $     0

BARRETT HATCHES <14>            1999      $132,617      $    298         $    128              7,000         $32,032 <15>
Senior Vice President of Human  1998      $106,635      $ 15,467         $    114              3,486         $23,653 <16>
Resources and Public Affairs    1997      $ 88,125      $ 40,058         $      0              3,500         $54,368 <17>

____________________

<1>     Actual  salary  earned  during  the  year.
<2>     Bonuses earned during the year pursuant to the short-term incentive plan
(but paid in following year) and bonus paid to reimburse the premium of a life insurance policy.
<3>     Bonus  to  pay  taxes  relating  to  life insurance premium discussed in preceding note. For Mr. Coppola, this column also reflects the payment of $17,257 in club initiation fees, $6,687 in club dues and $6,000 for vehicle allowance. The aggregate amount of perquisites and other personal benefits, securities or property, given to each of the other named executive officers valued on the basis of aggregate incremental cost to the Company, was less than $50,000 and less than 10% of the total of annual salary and bonus for that executive officer during each of these years.
<4>     Number of Common Shares underlying stock-option awards at date of grant.
<5>     Company  match  contribution  to  401(k)  plan.
<6>     Premiums  paid  for  term  life  insurance.
<7>     Company contribution to Employee Stock Ownership Trust ($3,042) and term life  insurance  ($3,801).
<8>     Mr.  Coppola  joined  the  Company  in  January  1999.
<9>     Includes  a  signing  bonus  ($50,000).
<10>     Company  match  contribution  to  401(k)  plan  ($5,330)  and term life insurance  ($513).
<11>     Moving  expenses  ($4,778),  Company  contribution  to  Employee  Stock
Ownership  Trust  ($3,042)  and  term  life  insurance  ($1,031).
<12>     Mr.  Cifolelli  joined  the  Company  in  November  1998.
<13>     Includes  a  signing  bonus  ($30,000).
<14>     Mr.  Hatches  joined  the  Company  in  February  1997.
<15>     Home  sale  costs, etc., related to relocation to Michigan ($28,875.72)
and  Company  match  contribution  to  401(k)  plan  ($3,156).
<16>     Moving  expenses  ($23,486)  and  term  life  insurance  ($166.29).
<17>     Moving  expenses  ($51,823),  Company  contribution  to  Employee Stock
Ownership  Trust  ($2,272)  and  term  life  insurance  ($273).

OPTION  GRANTS  IN  1999

                                                                                       Value When Options
                         Number of                                                     Expire if 5% or 10%
                          Common       % of Total                                      Annual Stock Price
                          Shares        Options                                        Appreciation from
                         Underlying    Granted to                                        Date of Grant             Value of
                          Options      Employees      Exercise Price     Expiration    --------------------       Options at
    Name                  Granted       in 1999        ($/Sh.) <1>        Date <2>      5% <3>      10% <3>       12/31/99 <4>
    ----                 ----------    ----------     --------------     ----------    -------     --------       ------------
William  L.  Johnson       20,000         19.7%          $15.625           3/1/09      $196,529    $498,044         $    0
Sebastian  Coppola         10,500         10.3%          $16.375           1/4/09      $108,130    $274,024         $    0
Carl  W.  Porter            7,000          6.9%          $15.625           3/1/09      $ 68,785    $174,315         $    0
Rudolfo  D.  Cifolelli      1,167          1.1%          $15.625           3/1/09      $ 11,467    $ 29,060         $    0
Barrett  Hatches            7,000          6.9%          $15.625           3/1/09      $ 68,785    $174,315         $    0

<1>     The  exercise price is the market price of the Common Shares at the time options  were  granted.
<2>     One-third  of  the  options  become  exercisable each of the three years following the date granted.  Each option expires ten years after it was granted.
<3>     These  two columns show what the value of the options would be after ten years if the market price of the Common Shares increased 5% or 10% each year for the ten years from the date the options were granted until the options expired. This table is required by the Securities and Exchange Commission and does not mean that the Company predicts that these options will have any such value nor that the market price of Common Shares will increase by any specific amount. The actual value that these options will have depends entirely on increases or decreases in the market price of Common Shares and when the options are exercised.
<4>     Based  on  the last trade price of Common Shares on December 31, 1999 of
$11.813. The number of Common Shares and exercise price will change if there is a stock dividend, stock split or similar action which requires an adjustment to maintain the value of the option. This type of "anti-dilution" adjustment is common to virtually all stock options by all companies.

OPTIONS  OUTSTANDING  AT  DECEMBER  31,  1999

                             Number of Options at                    Value of Options at
                            December  31,  1999 <1>                 December  31,  1999 <2>
                          ----------------------------          ------------------------------
Name                      Exercisable    Unexercisable          Exercisable      Unexercisable
----                      -----------    -------------          -----------      -------------
William L. Johnson          39,287          77,575                   $0               $0
Sebastian Coppola                0          10,500                   $0               $0
Carl W. Porter               7,342          14,335                   $0               $0
Rudolfo D. Cifolelli         2,334           5,833                   $0               $0
Barrett Hatches              3,670          10,665                   $0               $0

<1>     No  options  were  exercised  in  1999.
<2>     Option  values  are  based on the difference between the grant prices of all options adjusted for stock dividends and the closing price for the Company's stock of $11.813 per share on December 31, 1999.


EMPLOYMENT  AND  RELATED  AGREEMENTS

     Mr. Johnson's employment agreement, which is for a term of five years, provides for a severance payment if the Company terminates his employment other than for "cause" or "disability" or if Mr. Johnson resigns due to a required relocation of personal residence or a demotion in position, authority, etc. The severance amount will equal Mr. Johnson's annual salary. The Company will also continue insurance and similar benefit plans for twelve months, subject to certain limitations.

     Mr. Johnson's change-of-control employment agreement has parallel provisions to his employment agreement except severance amount equals 2.99 times his annual base salary and average bonus. All named executive officers have change-of-control employment agreements parallel to Mr. Johnson's. The severance amount is subject to reduction to the extent required in order to avoid unfavorable tax consequences to the Company and the executive officers.

PENSION  PLAN

     The following table sets forth the estimated annual benefits payable at normal retirement age (65) under the Pension Plan based on the formula in effect beginning January 1, 1999 described below. Only salary up to $160,000 is counted for the Pension in 1999. This ceiling amount is set by law and will increase over time.

  AVERAGE
COMPENSATION                   YEARS  OF  CREDITED  SERVICE
------------                   ----------------------------
                    5          10          15          20          25          30          35          40
                 ------      ------      ------      ------      ------      ------      ------     -------
  90,000          6,300      12,600      18,900      25,200      31,500      37,800      44,100      50,400
 110,000          7,700      15,400      23,100      30,800      38,500      46,200      53,900      61,600
 130,000          9,100      18,200      27,300      36,400      45,500      54,600      63,700      72,800
 150,000         10,500      21,000      31,500      42,000      52,500      63,000      73,500      84,000
 160,000         11,200      22,400      33,600      44,800      56,000      67,200      78,400      89,600
 180,000         12,600      25,200      37,800      50,400      63,000      75,600      88,200     100,800

     At age 65, a participant can receive an annual pension equal to 1.75% of his average annual base salary for any consecutive three years multiplied by years of credited service after October 31, 1970 (but before 1999) plus 1.4% of his average five-year adjusted compensation multiplied by years of credited service after 1998. If greater, a participant will receive an annual pension equal to 1.4% of his average five-year adjusted compensation multiplied by all his credited years of service. Adjusted compensation includes salary and bonus, but excludes fringe benefits, expense reimbursements, bonuses to pay taxes on fringe benefits, and similar types of compensation. These benefits are not subject to any deduction for Social Security or other offset.

     As of January 1, 2000, credited service was as follows: Messrs. Johnson and Porter each had 3 years, Mr. Hatches had 2 years, and Messrs. Cifolelli and Coppola each had 1 year.


SUPPLEMENTAL  PENSION

     [Each named executive officer above is a party to an Executive Security Agreement which provides for additional retirement benefits for 15 years. If the executive officer retires at age 65, yearly payments will equal 50% of his last base salary. An executive officer retiring before age 65, but after 55, can receive from 30% (age 55) to 48% (age 64) of base salary.

     This Executive Security Agreement, effective in the first quarter of 1998, replaces certain benefits previously provided. These replaced benefits include bonuses for a life insurance policy disclosed in the Bonus column of the above Summary Compensation Table. Also replaced is the term life insurance reflected in the All Other Compensation column of that Table.]

          or  if  the  Board  approves  changes:

     [Each named executive officer above is a party to an Executive Security Agreement which provides for additional retirement benefits for 15 years. If the executive officer retires at age 65, yearly payments will equal 50% of his last base salary. An executive officer retiring before age 65, but after 55, can receive from 30% (age 55) to 48% (age 64) of base salary.

     This Executive Security Agreement, effective in the first quarter of 1998 and amended in the first quarter of 2000, replaced certain benefits previously provided. These replaced benefits include bonuses for a life insurance policy disclosed in the Bonus column of the above Summary Compensation Table. Also replaced was the term life insurance reflected in the All Other Compensation column of that Table. The amended Executive Security Agreement provides pension benefits which could not be provided by the Pension Plan because of the limit on compensation ($170,000 in 2000) which can be considered by the Pension Plan. In addition, the amended Executive Security Agreement provides protection for the named officers in the event of a Change in Control by requiring the funding of a Rabbi Trust (under certain circumstances) and early vesting of benefits (under other circumstances).]

DIRECTOR  COMPENSATION

     Annual  Compensation
     --------------------

     A portion of Mr. Johnson's base compensation during 1999 was for service as Chairman of the Board.

     For their services on the Board, non-employee directors are paid a retainer of $1,000 per month. The Chairmen of the Audit, Compensation, Finance, and Nominating and Corporate Governance Committees each receive an additional retainer of $200 per month. The Lead Director receives an additional retainer $1,250 per month. Each non-employee director receives $700 per meeting attended. The Chairmen of the Audit, Compensation, Finance, and Nominating and Corporate Governance Committees each receive an additional $175 per meeting chaired. Directors are reimbursed for expenses incurred in attending Board and Committee meetings.

     Non-employee directors who were members of the Board prior to 1996 may participate in the Company's medical program. Directors who join the Board after 1995 cannot participate in the medical program. Directors who do not participate in the Company's medical program receive a grant of $3,500 worth of Common Shares each year.

     Non-employee directors also accrue $3,000 per year under a non-qualified defined contribution plan, which is payable after leaving the Board. Interest accrues at 8% per annum.

     Deferred  Compensation
     ----------------------

     Under Deferred Compensation and Common Stock Purchase Agreements for Outside Directors, directors' cash compensation may be deferred for each upcoming year. If deferred, compensation accrues interest at the prime rate or is invested in Common Shares with dividends reinvested through the dividend reinvestment plan. Five directors deferred some or all cash compensation for 1999, which was used to purchase Common Shares. Six directors have chosen to purchase Common Shares by deferring some or all cash compensation for 2000.

     Stock  Options
     --------------

     Each non-employee director also receives an annual grant of non-qualified stock options exercisable at fair market value on date of grant to acquire 1,000 shares of Company Common Stock under the Long-Term Incentive Plan. Upon joining the Board, new non-employee directors also receive such a grant. Thus, a non-employee director joining the Board prior to the date options are granted to all directors for the year will receive two grants within the same year. However, no grant of stock options will be made to directors who are known to be leaving the Board within six months after the grant date. Such stock options become exercisable one-third each year for three years and expire ten years from the date of grant.

     Stock  Ownership  Guidelines
     ----------------------------

     In 1999, the Board increased its stock ownership guidelines for non-employee directors. Each non-employee director is expected to own, within five years, Company Common Stock equal in value to five times the director's annual retainer.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Membership on the Compensation Committee ("Committee") for 1999 was as follows: Ms. Stotler and Messrs. Ferris, Klein and Thomason. None of these Committee members are Company officers or served on other Boards with Company officers. None of the Company's executive officers served on a board of directors of a company which had an employee serving on the Company's Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") is responsible for recommending to the full Board the compensation of Executive Officers. The Committee is composed of four non-employee directors. The Committee intends to provide salary and other non-incentive compensation for an executive, equal to the average of that paid to executives with similar experience, responsibilities and authority in a peer group including other utility companies (Peer Group).
Incentive plans provide each executive with an opportunity for above-average total compensation, if financial targets or other performance goals are exceeded.

     All base salaries of officers, including those shown in the "Salary" column of the above Compensation Table, were approved by the Committee.

     Under the Company's Short-Term Incentive Plan, Mr. Johnson is eligible for a cash bonus of up to 40% of his base salary if the Company meets target earnings for the year. If the Company achieves 108% or more of target earnings, Mr. Johnson is eligible for a cash bonus of up to a maximum of 72% of his base salary. Bonuses for Mr. Johnson are based on the Company's performance (80%) and on his individual performance (20%). Bonuses for other Executive Officers range from 25% of base salary if the Company achieves target earnings to 63% of base salary if the Company achieves at least 108% of target earnings. Bonuses for other Executive Officers are based on the Company's performance, their individual performance and a discretionary amount.

     Also, the Board may make incentive awards in lieu of bonuses under the Short-Term Incentive Plan in unusual circumstances. Only unusual circumstances outside the control of executive officers are considered. Such circumstances may include, for example, significantly warmer than normal weather.

     In addition, under the Long-Term Incentive Plan, Mr. Johnson may be granted stock options for up to 30,000 shares each year if the Company's performance and his performance are outstanding. The Long-Term Incentive Plan was approved by the shareholders at the Annual Meeting held April 15, 1997. Awards to Mr. Johnson and other Executive Officers are based primarily on company performance. However, business unit performance and individual performance are also considered. Maximum awards of stock options to other Executive Officers range from 5,250 to 10,500 shares.

     Further detail regarding compensation is shown under "Compensation of Directors and Executive Officers."

     All decisions of the Committee regarding executive compensation are reviewed by the full Board.

                                           COMPENSATION  COMMITTEE

                                           John  T.  Ferris,  Chairman
                                           Harvey  I.  Klein
                                           Edith  A.  Stotler
                                           Donald  W.  Thomason

                                PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown is not necessarily indicative of future price performance. The graph assumes the investment of $100 in the Company's stock, the stocks representing the Edward Jones (EJ) index and the stocks representing the S&P 500 index on December 31, 1994.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       AMONG STOCK OF SEMCO ENERGY, INC.,
                                S&P 500 INDEX AND
               EDWARD JONES NATURAL GAS DIVERSIFIED COMPANY INDEX

Measurement Period
(Fiscal Year Covered)            SEMCO Energy, Inc.                Edward Jones Index             S&P 500 Index
Measurement Pt-12/31/94                 $100                             $100                          $100
FYE 12/31/95                            $107                             $132                          $138
FYE 12/31/96                            $121                             $166                          $170
FYE 12/31/97                            $130                             $208                          $227
FYE 12/31/98                            $129                             $192                          $292
FYE 12/31/99                            $ 99                             $202                          $353



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the auditors for the Company and SEMCO Energy Gas Company for over forty (40) years and have been appointed by the Board of Directors to continue in that capacity during 2000. A member of Arthur Andersen LLP will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.


                              SHAREHOLDER PROPOSALS

     A shareholder's proposal to be included in the proxy statement and proxy for the year 2001 annual meeting of shareholders must be received at the Company's principal executive office no later than December 31, 2000; and in any event if the Company has not received written notice of any matter to be proposed at that meeting by January 15, 2001, the Proxy holders may use their discretionary voting authority on any such matter. The proposals should be addressed to: Ms. Sherry L. Abbott, Corporate Secretary, 405 Water Street, Port Huron, Michigan 48060.


                                 OTHER BUSINESS

     Management knows of no matters other than those stated above which are to be brought before the meeting. However, if any other matters are presented for action, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of Common Shares owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                   By  order  of  the  Board  of  Directors


                                   Sherry  L.  Abbott,  Secretary

                                       [MAP]








              DIRECTIONS TO HAWORTH CONFERENCE AND LEARNING CENTER


FROM  GRAND  RAPIDS/LANSING/DETROIT
Take I-96 (from Detroit) west to Grand Rapids. Follow I-196 west to Holland. Take exit 55 (Holland/Zeeland exit) and go west (right). You will be on Chicago Drive. As you enter downtown Holland, Chicago Drive turns into 8th Street. Turn left on College Avenue. The Haworth Conference & Learning Center is one block down, on College Avenue between 9th and 10th Streets.


FROM  CHICAGO/NORTHWEST  INDIANA
Take I-94 east to I-196 (exit 34) at Benton Harbor. Follow I-196 to US 31 north to Holland (exit 44)-it will veer to the left. To get to downtown, stay on US
31 to 8th Street. Turn left (west) and follow it into downtown. At the intersection of 8th and College, turn left. The Haworth Conference & Learning Center is located one block down, on College Avenue between 9th and l0th Streets.


FROM  KALAMAZOO/BATTLE  CREEK/TOLEDO
From Toledo, take US 23 to I-94 west. Take I-94 west to US 131 north. Follow US 131 north to M-89 west. Take M-89 west to M-40 at Allegan and continue west. M-40 will intersect with US 31. Make a right (north) on US 31. To get to downtown, stay on US 31 to 8th Street and turn left (west). Follow 8th Street into downtown. At the intersection of 8th and College, turn left. The Haworth Conference & Learning Center is located one block down, on College Avenue between 9th and 10th Streets.

                                  APPENDIX

Map showing general area, specific street and specific building where shareholders meeting will take place.

PRELIMINARY COPY





                               SEMCO ENERGY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             TUESDAY, APRIL 18, 2000
                                    2:00 P.M.

                      HAWORTH CONFERENCE & LEARNING CENTER
                               225 COLLEGE AVENUE
                               HOLLAND, MI  49423















[LOGO]  SEMCO  ENERGY,  INC.
        405  WATER STREET, PORT HURON, MI  48060                           PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 18, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF  NO  CHOICE  IS  SPECIFIED,  THE  PROXY  WILL  BE  VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Sylvia G. Aman and Francis R. Lieder, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.











                      See reverse for voting instructions.

                               Please detach here



           THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors:   01  John T. Ferris        03  Frederick S. Moore
                             02  Michael O. Frazer     04  Edith  A.  Stotler

          [  ]  Vote FOR all nominees (except  as  marked)
          [  ]  Vote  WITHHELD from  all  nominees

(INSTRUCTIONS:  TO  WITHHOLD  AUTHORITY  TO        ---------------------------
VOTE  FOR  ANY  INDICATED  NOMINEE, WRITE THE     [                           ]
NUMBER(S)  OF  THE  NOMINEE(S)  IN  THE  BOX       ---------------------------
PROVIDED TO THE RIGHT.)


2. Proposal to approve an increase in the number of authorized Preferred Shares from 500,000 to 4,500,000 and to amend the Articles of Incorporation.

        [  ]  For         [  ]  Against          [  ]  Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                             ---

Address  Change?  Mark  Box   [  ]
Indicate  changes  below:

                                        Date____________________________________

                                         --------------------------------------
                                        [                                      ]
                                         --------------------------------------
                                        Signature(s)  in  Box
                                        Please  sign exactly as your name(s)
                                        appear on Proxy.  If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations  should  provide  full
                                        name of corporation and title of
                                        authorized  officer  signing  the
                                        proxy.